UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TCF Financial Corporation (the “Company”) and Neil W. Brown entered into a letter agreement, dated December 14, 2012, in connection with Mr. Brown’s previously announced resignation from the Company. Pursuant to the agreement, Mr. Brown is eligible to receive a lump sum payment in the amount of $1,269,643, less applicable taxes, after the letter agreement becomes effective.  In addition, Mr. Brown will be eligible for reimbursement of a portion of his COBRA health care continuation premiums if COBRA coverage is elected, and reimbursement of his legal fees in reviewing the letter agreement, in each case subject to certain maximum amounts.  In consideration of these payments, Mr. Brown has agreed to non-solicitation, non-hire, non-disparagement and confidentiality restrictions and to a general release.

A copy of the letter agreement between Mr. Brown and the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.
	99.1	Letter Agreement between TCF and Neil W. Brown entered into on December 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President,
(Principal Accounting Officer)

Dated:    December 20, 2012

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